As filed with the Securities and Exchange Commission on May 20, 2009

Registration No. 333-131307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0948554 (I.R.S. Employer Identification Number)

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vijay B. Samant

President and Chief Executive Officer

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Jason L. Kent, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-131307) (the “Registration Statement”) of Vical Incorporated, a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on January 27, 2006, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 20, 2009.

Vical Incorporated

By:	/s/ Vijay B. Samant
Vijay B. Samant President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vijay B. Samant Vijay B. Samant	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2009

/s/ Jill M. Broadfoot Jill M. Broadfoot	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 20, 2009

/s/ R. Gordon Douglas, M.D.* R. Gordon Douglas, M.D.	Chairman of the Board of Directors	May 20, 2009

/s/ Robert H. Campbell* Robert H. Campbell	Director	May 20, 2009

/s/ Gary A. Lyons* Gary A. Lyons	Director	May 20, 2009

/s/ Robert C. Merton, Ph.D.* Robert C. Merton, Ph.D.	Director	May 20, 2009

* Pursuant to power of attorney

By:	/s/ Vijay B. Samant
Vijay B. Samant Attorney-in-Fact